Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Forms S-3 (Nos. 333-86842-01 and 333-68283-01) and Forms S-8 (Nos. 333-42015, 333-78779, 333-90042 and 333-100214-01) of AMB Property, L.P. of our reports dated February 13, 2004, except for Note 2, as to which the date is November 8, 2004, and November 8, 2004 relating to the financial statements and financial statement schedules, respectively, which appear in this Amendment No. 2 to Form 10-K.

PricewaterhouseCoopers LLP

San Francisco, California
November 8, 2004